UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 25, 2006

Park National Corporation

(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500

(Address of principal executive offices)	(Zip Code)
(740) 349-8451

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On Wednesday, October 25, 2006, Robert E. Dixon resigned from the Board of Directors of Park National Corporation (“Park”). Mr. Dixon had served as a director of Park since April 17, 2006. Mr. Dixon was a member of the Audit Committee of the Park Board of Directors and served in the class of Park directors whose terms expire at the annual meeting of shareholders of Park to be held in 2008. Mr. Dixon also resigned from the Board of Directors of Park’s subsidiary bank, The Park National Bank. Mr. Dixon had served as a director of The Park National Bank since April 17, 2006.
Mr. Dixon resigned from both the Board of Directors of Park and the Board of Directors of The Park National Bank in order to respond to the perception of a conflict of interest expressed by some of the clients of the public accounting firm (Dixon, Davis, Bagent & Company) for which Mr. Dixon serves as Chairman. A number of the branch offices of Park’s affiliate banks are located in communities that have local banks which are clients of the public accounting firm of Dixon, Davis, Bagent & Company. In order to avoid even the appearance of a potential conflict of interest, Park and Mr. Dixon agreed that it would be in the best interests of both parties for Mr. Dixon to resign from the Boards of Directors of Park and The Park National Bank. (Please see Exhibit 17 filed with this Current Report on Form 8-K for the letter from Mr. Dixon confirming that he agrees with the statements made in this Current Report on Form 8-K describing the circumstances surrounding his resignation from the Board of Directors of Park and The Park National Bank.)
Item 9.01 — Financial Statements and Exhibits.
     (a) Not applicable
     (b) Not applicable
     (c) Not applicable
     (d) Exhibits. The following exhibit is being filed with this Current Report on Form 8-K:

Exhibit No.	Description

17	Letter from Robert E. Dixon regarding resignation
from Boards of Directors of Park National Corporation
and The Park National Bank.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION
Dated: October 25, 2006	By:	/S/ John W. Kozak John W. Kozak Chief Financial Officer

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated October 25, 2006
Park National Corporation

Exhibit No.	Description

17	Letter from Robert E. Dixon regarding resignation from Boards of Directors of Park National Corporation and The Park
National Bank.

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